Exhibit 5.01

May 23, 2007

Opsware Inc.

599 N. Mathilda Avenue

Sunnyvale, California 94085

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Opsware Inc., a Delaware corporation (“Opsware” or the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about May 23, 2007 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 323,764 shares of Opsware Common Stock (the “Shares”), subject to issuance by the Company upon the exercise of stock options (the “Options”) issued under the 2005 Stock Plan of iConclude, Co. and assumed by Opsware in accordance with the terms of an Agreement and Plan of Reorganization dated March 5, 2007 by and among Opsware, two wholly-owned subsidiaries of Opsware, iConclude, Co., a certain representative of the former stockholders of iConclude, Co. and certain other individuals, as amended by Amendment No. 1 dated April 25, 2007 among Opsware, iConclude, Co. and a certain representative of the former stockholders of iConclude, Co. (the “Merger Agreement”).  In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)           the Company’s Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on March 14, 2001, as amended by a Certificate of Amendment filed with the Delaware Secretary of State on August 16, 2002;

(2)           the Company’s Amended and Restated Bylaws, as amended and restated on February 26, 2002;

(3)           the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)           the prospectus prepared in connection with the Registration Statement;

(5)           the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company’s minute books, and furnished to us in connection with the Registration Statement;

(6)           the stock records that the Company has provided to us, consisting of certificates from the Company’s transfer agent as of May 22, 2007, verifying the number of the Company’s issued and outstanding shares of capital stock as of such date and a summary report as of May 22, 2007 and as of the date hereof of the number of shares of the Company’s common stock subject to issuance upon exercise of outstanding options to purchase the Company’s capital stock and the number of shares of the Company’s capital stock reserved for issuance upon the exercise of options to be granted in the future (the “Stock Records”);

(7)           the Merger Agreement;

(8)           the 2005 Stock Plan of iConclude, Co. and the form of stock option agreement thereunder;

(9)           the form of Opsware’s stock option assumption notice;

(10)         the form of Opsware’s option exercise notice; and

(11)         a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any such document and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.  We have also assumed that the certificates representing the Shares have been, or will be, when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from such documents.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning, the application or effect of the laws of any jurisdiction other than existing laws of the United States of America and of the State of California and the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that the 323,764 Shares that may be issued and sold by the Company upon the exercise of the Options, when issued, sold and delivered in accordance with the applicable stock option agreements and stock option assumption notices, and in the manner and for the consideration stated in the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.  This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Robert A. Freedman
Robert A. Freedman, a Partner